Exhibit 99.1

SCWorx Signs New 5 Year Customer Contract Valued at $4.6 Million

SCWorx Corp (Nasdaq: WORX) a leading provider of foundational data management solutions for the healthcare industry, announced today that in January 2019 it signed a new five year agreement with a large healthcare company. The agreement has two components, the first, a services contract, is valued at $900,000 per year for annual license fees, consisting of data management services and an analytics suite of application solutions, and includes $100,000 for initial implementation for year one. The second component is a distribution arrangement under which this large health care company may distribute the Company’s data management solutions to the more than 2,000 hospitals with which it has existing business relationships. The Company expects that this distribution arrangement will substantially increase the Company’s exposure in the healthcare marketplace. SCWorx’s core data management solution, ‘Platform of One’, offers clients the ability to integrate data flow across multiple operational disciplines streamlining time to delivery of the data solutions as well as lower operational costs through automation.

Marc Schessel, Founder and CEO stated “Since entering into this new arrangement, SCWorx has experienced a significant increase in inquiries about its core data management solutions, about which we are very excited. SCWorx’s core data management solution, ‘Platform of One’, offers clients the ability to integrate data flow across multiple operational disciplines streamlining time to delivery of the data solutions as well as lower operational costs through automation.

Schessel added, “SCWorx continues to sign long term recurring revenue agreements with multi-billion dollar healthcare companies. Our disruptive technology is rapidly becoming known throughout the industry as a superior data management solution as it allows for data management and interoperability and results in lower costs. SCWorx now has several of the largest healthcare IDN’s (Integrated Delivery Networks) and many more in the pipeline. The willingness of this large healthcare company to distribute the Company’s platform to its more than 2,000 customers is a testament by a leading industry player of the efficacy and primacy of our data management solutions. We are excited about the opportunities we have for future revenue growth, as well as the acquisition of coveted healthcare customer logos.”

According to an International Data Corporation (IDC) report, the volume of big data is projected to grow faster in healthcare than any other sectors over the next seven years, and analysts predict healthcare data will experience a compound annual growth rate of 36% through 2025. BIS Research, has cited that big data in healthcare will grow over $68.75 billion by the end of 2025, driven by analytical tools, artificial intelligence, and machine learning techniques to derive data-driven insights in order to reduce healthcare costs, enhance revenue streams, develop personalized medicine, and manage proactive patient care.

About SCWorx Corp

SCWorx has created The Platform of One™ an advanced attributed Virtualized Item Data Warehouse utilizing Machine Learning (ML) and Artificial Intelligence (AI) in order to offer a suite of SaaS based solutions for healthcare providers. The value proposition for customers revolves around all solution modules being fully integrated with the Virtual Data Warehouse platform. The solution modules include Virtual Item Master, Contract Management and RFP Module, Automated Rebate Management Module, Data Interoperability (EMR, MMIS, Finance) Module, Automated Item Add Portal, Virtual General Ledger (GL), and the Data Analytics module. SCWorx Platform of One™ creates the Single Source of Truth for the Healthcare providers’ data governance and data analytics for the Executives.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, securing future contracts and containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

SCWorx Corp.
John Price, CFO

jprice@scworx.com